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                                                                      EXHIBIT 21



List of Subsidiaries

DMX Inc.
a Delaware Corporation

    TEMPO Sound, Inc.,
    an Oklahoma Corporation

    450714 B.C.,
    a British Columbia, Canada Corporation

    DMX-Europe N.V.,
    a Netherlands Corporation

Paradigm Music Entertainment Company
a Delaware Corporation

    SonicNet, Inc.
    a Delaware Corporation

    Purple Demon, Inc.
    a New York Corporation

The Box Worldwide, Inc.
a Florida Corporation

    The Box Worldwide - USA, Inc., a Delaware Corporation

    VJN LPTV CORP., a Delaware Corporation

    The Box Worldwide - Europe, B.V., A Netherlands Corporation

    The Box Worldwide - Latin America, Inc., a British Virgin Islands
    Corporation

    VJN Management Services, Inc., a British Virgin Islands Corporation

    Video Jukebox Network Europe, Ltd., a United Kingdom Corporation

    The Box Holland, B.V., a Netherlands Corporation

    The Box Argentina, Sri., an Argentina Corporation

    The Box Italy, Srl., an Italy Corporation